UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2010 (December 6, 2010)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in charter)

Delaware	001-33007	20-5413139
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 627-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2010, Texas Eastern Transmission, LP (“Texas Eastern”), an indirect wholly owned subsidiary of Spectra Energy Corp (“Spectra Energy”), issued $300 million aggregate principal amount of its 4.125% Senior Notes due 2020 (the “Notes”). The Notes were offered only to qualified institutional buyers under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold except pursuant to an exemption from the registration requirements of the Act and applicable state securities laws. The net proceeds of the offering were used to refinance the $300 million principal amount of Texas Eastern’s 7.30% Senior Notes due 2010 that matured on December 1, 2010. The 7.30% Senior Notes due 2010 were repaid using funds from advances repaid to Texas Eastern from Spectra Energy.

The Notes were issued pursuant to a supplemental indenture, dated December 6, 2010, to an indenture, dated December 1, 2000, among Texas Eastern and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). Interest on the Notes will accrue from December 6, 2010. Texas Eastern will pay interest on the Notes semi-annually on June 1 and December 1 of each year, beginning on June 1, 2011, until the Notes mature on December 1, 2020. The Indenture does not restrict Texas Eastern from incurring additional indebtedness or paying distributions on its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	SPECTRA ENERGY CORP

/S/ J. PATRICK REDDY
J. Patrick Reddy
Chief Financial Officer